Consent  of  Independent  Certified  Public  Accountants

We consent to the references to our firm in the Post Effective Amendment No. 15 to the Registration Statement on Form N-1A of Amana Mutual Funds Trust and to the use of our report dated June 12, 1998 on the financial statements and financial highlights of Amana Income Fund and Amana Growth Fund, each a series of shares of Amana Mutual Funds Trust. Such financial statements and financial highlights appear in the 1998 Annual Report to Shareowners, which are incorporated by reference in the Registrations Statement and Prospectus.

Tait,  Weller  &  Baker

/s/  Tait,  Weller  &  Baker
Philadelphia,  Pennsylvania
July  15,  1998